INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of December 31, 2002 (this "Agreement"), is entered into by and among CITICORP USA, INC., as Administrative Agent ("Citicorp" and in such capacity, the "Administrative Agent") and as Collateral Agent (in such capacity, the "Collateral Agent") for the lenders under the Amended and Restated Pledge and Security Agreement referred to below and iSTT Investments Pte Ltd, a corporation organized under the laws of the Republic of Singapore, as agent ("iSTT" and in such capacity, the "Convertible Note Agent") for the Convertible Note Holders referred to below.

RECITALS

WHEREAS, Equinix Operating Co., Inc., as borrower (the "Borrower"), Equinix, Inc. ("Holdings"), certain domestic subsidiaries of Holdings (together with Holdings, the "Guarantors"), the several lenders from time to time parties thereto (the "Lenders"), Goldman Sachs Credit Partners L.P., as Joint Lead Arranger, Joint Book Runner and Syndication Agent, Salomon Smith Barney Inc., as Joint Lead Arranger and Joint Book Runner, and Citicorp, as Administrative Agent and as Collateral Agent, have entered into that certain Second Amended and Restated Credit and Guaranty Agreement dated as of December 31, 2002, (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, in conjunction with the Credit Agreement, the Collateral Agent and the Obligors have entered into that certain Amended and Restated Pledge and Security Agreement dated as of September 30, 2001 (the "Pledge and Security Agreement") and have entered into certain Mortgages, Landlord Agreements and other security documents;

WHEREAS, Holdings and its Subsidiaries are contemplating entering into certain recapitalization transactions on the date hereof, which include without limitation, (i) exchanging at least $104,000,000 aggregate principal amount of Senior Notes for Cash and Qualifying Equity (the "Exchange Offer"), (ii) issuing up to $40,000,000 aggregate principal amount of Convertible Notes (the "Convertible Notes") and (iii) acquiring certain subsidiaries and assets pursuant to a Combination Agreement dated as of October 2, 2002 among Holdings, Eagle Panther Acquisition Corp., a Delaware corporation, Eagle Jaguar Acquisition Corp., a Delaware corporation, i-STT Pte Ltd, a corporation organized under the laws of the Republic of Singapore ("Singapore Subsidiary"), iSTT, Pihana Pacific, Inc., a Delaware corporation and Jane Dietze, as representative of the stockholders of Pihana Pacific, Inc. (the "Combination Agreement");

WHEREAS, reference is made to that (i) certain Securities Purchase Agreement dated as of October 2, 2002 (the "Securities Purchase Agreement") by and among Holdings, the guarantors party thereto from time to time and the purchasers named therein, pursuant to which the Convertible Notes will be issued; and (ii) certain Guaranty dated as of the date hereof (the "Convertible Note Guaranty") among Borrower, Equinix Europe, Inc. and Equinix-DC, Inc. (collectively, the "Convertible Note Guarantors"), whereby the Convertible Note Guarantors have agreed to guaranty all of Holdings' obligations under the Securities Purchase Agreement;

WHEREAS, in conjunction with the Securities Purchase Agreement and the Convertible Note Guaranty, Holdings and the Convertible Note Guarantors have entered into that certain Pledge and Security Agreement dated as of the date hereof (the "Convertible Note Security Agreement"); and

WHEREAS, the Secured Parties are entering into this Agreement to set forth certain provisions regarding their respective rights in the Collateral.

NOW THEREFORE, the Secured Parties, Borrower, Holdings, and the Guarantors agree as follows:

    Definitions. In addition to those definitions set forth above, the following capitalized terms shall have the following respective meanings:

    "Agents" shall mean the Administrative Agent, Collateral Agent and Convertible Note Agent.

    "Collateral" shall have the meaning ascribed to such term in the Collateral Documents and the Convertible Note Collateral Documents and shall also include, without limitation, any property or assets of the Obligors in which a Lien is granted to any Secured Party, excluding the STT Collateral.

    "Collateral Payments" shall have the meaning ascribed to that term in Section 3 herein.

    "Convertible Note Documents" shall mean collectively, the Securities Purchase Agreement and the Convertible Note Guaranty.

    "Convertible Note Holders" shall mean the holders of the Convertible Notes in accordance with the terms and provisions of the Securities Purchase Agreement.

    "Credit Agreement Obligations" shall have the meaning ascribed to the term "Obligations" in the Credit Agreement.

    "Lender Enforcement Action" means any of the following: (a) acceleration by the Lenders of all or any part of the Credit Agreement Obligations; (b) commencement of any Proceeding with respect to any Obligor; (c) initiation of any suit or action, including any Proceeding, against or with respect to any Obligor or other Person to enforce payment of or to collect the whole or any part of the Credit Agreement Obligations, or to enforce any other rights, powers, privileges or remedies under the Credit Documents; or (d) the taking by the Collateral Agent of any action under the provisions of any state or federal law, including, without limitation, the Bankruptcy code or the UCC, to enforce , foreclose upon, take possession of, or sell any Property of any Obligor or any other Person on account of all or any part of the Credit Agreement Obligations, including, without limitation, any Collateral.

    "Obligor" shall mean any of Holdings, the Borrower and the Guarantors.

    "Offshore Guaranty" means any guaranty of the Securities Purchase Agreement Obligations provided by the Singapore Subsidiary or any subsidiary or affiliate thereof which is not a guarantor of any Credit Agreement Obligations.

    "Options Agreements" mean that certain Option Agreement between Equinix Singapore Holdings Pte Ltd and iSTT and that certain Option Agreement between Equinix Thailand Holdings, Inc. and iSTT entered into pursuant to the Securities Purchase Agreement.

    "Proceeding" shall mean, with respect to any Obligor, any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to such person or its Property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding-up of such Obligor, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such Obligor or (d) other marshalling of the assets of such Obligor.

    "Property" shall mean, with respect to any Obligor, all property and interests in property of such Obligor, whether real, personal or mixed, whether now owned or existing or hereafter acquired or arising and wheresoever located.

    "Secured Party" and "Secured Parties" shall mean the Collateral Agent, the Lenders, the Lender Counterparties, Indemnitees, the Convertible Note Agent and the Convertible Note Holders.

    "Secured Obligations" shall mean collectively the Credit Agreement Obligations and the Securities Purchase Agreement Obligations.

    "Security Documents" shall mean the Collateral Documents and the Convertible Note Collateral Documents.

    "Securities Purchase Agreement" shall have the meaning set forth in the recitals hereto.

    "Securities Purchase Agreement Obligations" means all obligations owed from time to time to the Convertible Note Holders under the Securities Purchase Agreement, including, without limitation, all unpaid principal of the Convertible Notes, all interest accrued thereon, all fees due under the Securities Purchase Agreement and all other amounts payable by Holdings or any guarantor to the Convertible Note Holders thereunder or in connection therewith.

    "Senior Guaranty" means the guaranty of the Credit Agreement Obligations from (i) the Guarantors pursuant to Section 7 of the Credit Agreement and (ii) any additional Subsidiaries of Holdings pursuant to a Counterpart Agreement delivered to Administrative Agent in connection with Section 5.9 of the Credit Agreement.

    "STT Collateral" means the collateral granted to the Convertible Note Holders in certain assets owned (directly or indirectly) by the Singapore Subsidiaries.

    "STT Collateral Payment" means any payment received by the Convertible Note Holders or the Convertible Note Agent in respect of the STT Collateral or pursuant to the exercise by iSTT of its rights under the Option Agreements.

    "Transaction Documents" means the Credit Agreement, the Pledge and Security Agreement and the Convertible Note Documents.

    All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

    Payments Prior to Declaration of Default. (A) Prior to the earlier of the occurrence of an Event of Default or the giving of notice of any event which with the passage of time would be an Event of Default under any of the Credit Documents and (B) after any such Event of Default has been cured, waived or shall have ceased to exist, each Secured Party shall be entitled to receive and collect all payments (other than Collateral Payments) with respect to their respective Secured Obligations or otherwise owed to them at the time and in the manner specified in the Credit Documents and the Convertible Note Documents. In the event of receipt of such payments (other than Collateral Payments) by a Secured Party (y) prior to the earlier to occur of (i) an occurrence of an Event of Default and (ii) the giving of notice of any event which with the passage of time would be an Event of Default and (z) after any such Event of Default has been cured, waived or shall have ceased to exist, such payments shall belong to such Secured Party as its own property, and such Secured Party shall have no obligation under this Agreement to hold or remit any part of such payments for the account of any other Secured Party.

    Notwithstanding the foregoing, in the event that the Convertible Note Agent or any of the Convertible Note Holders receives any optional, mandatory or any other cash prepayments from Collateral Payments at any time while the Credit Agreement Obligations are outstanding, other than as a result of the sale or disposition of any STT Collateral, then such party shall promptly turn over such payments to the Collateral Agent for distribution to the Secured Parties in accordance with Section 3 of this Agreement.

    Allocation and Application of Funds. Notwithstanding anything to the contrary in any other agreement to which any Secured Party is a party, all proceeds in respect to any sale or disposition, any collection from, or other realization upon all or any part of the Collateral (all such payments being referred to herein as "Collateral Payments"): (i) received by Collateral Agent pursuant to the Collateral Documents and (ii) received by Convertible Note Agent pursuant to the Convertible Note Collateral Documents shall, to the extent available for distribution at any time (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 3), be applied in full or in part against the Secured Obligations in the following order of priority:

    First: until the payment in full of all Credit Agreement Obligations to the Collateral Agent, to be applied in accordance with the terms and provisions of the Collateral Documents;

    Second: to the extent of any excess, until the payment in full of all Securities Purchase Agreement Obligations to the Convertible Note Agent in accordance with the terms and provisions of the Convertible Note Collateral Documents; and

    Third: any surplus then remaining shall be paid to the Borrower or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

    If, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, the Collateral Agent's security interest under any of the Collateral Documents is enforced with respect to some, but not all, of the Secured Obligations then outstanding, the Collateral Agent shall nonetheless apply the proceeds of the Collateral for the benefit of the Secured Parties in the proportions and subject to the priorities specified herein.

    [Reserved].

    Security Interests. Notwithstanding the date, time, manner or order of attachment or perfection or recording of the security interests and Liens granted to any Secured Party, and notwithstanding any provisions of the UCC, of any applicable law or decision, or of any of the Security Documents or whether any Secured Party holds possession of all or any part of the Collateral, the following, as between the Lenders and the Convertible Note Holders shall be, upon and after the date of this Agreement, the relative priority of the security interests and Liens of the Secured Parties in all of the Collateral:

        The Collateral Agent on behalf of the Lenders, Lender Counterparties and Indemnitees shall have a first and prior security interest and Lien in all of the Collateral, whether or not perfected or whether now owned or hereafter acquired by any Obligor to the extent of any unpaid Credit Agreement Obligations; and

        The Convertible Note Agent on behalf of the Convertible Note Holders shall have a second priority and subordinated security interest and Lien in all of the Collateral whether or not perfected or whether now owned or hereafter acquired by any Obligor to the extent of any unpaid Securities Purchase Agreement Obligations.

      The relative priorities of the respective Liens described in this Section 5 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the Credit Agreement Obligations or the Securities Purchase Agreement Obligations, respectively, or by any action or inaction which either the Collateral Agent or the Convertible Note Agent may take or fail to take in respect of the Collateral.

      So long as any of the Credit Agreement Obligations remain outstanding, all exercise of rights and remedies with respect to the Collateral, including the time and method of disposition, will be made by the Collateral Agent for the benefit of the Lenders, the Lender Counterparties and the Indemnitees and the other Secured Parties. In addition to the foregoing, so long as any of the Credit Agreement Obligations remain outstanding, the Secured Parties hereby agree and acknowledge that the Collateral Agent shall follow the direction of the Lenders and Lender Counterparties, given in accordance with the terms of the Credit Agreement with respect to any rights or remedies in any part of the Collateral and any Lien thereunder.

      To the extent that the Convertible Note Agent or any Convertible Note Holders obtains possession of any of the Collateral, such party having possession shall notify the Collateral Agent of such fact and shall promptly deliver such Collateral to the Collateral Agent. The Collateral Agent hereby acknowledges that it holds all Collateral in its possession for the benefit of all Secured Parties subject to the other provisions of this Agreement.

      The Convertible Note Agent and each of the Convertible Note Holders agrees not to seek to challenge, to avoid, to subordinate or to contest, or directly or indirectly to support any other Person in challenging, avoiding, subordinating or contesting, in any judicial or other proceeding, including, without limitation, any Proceeding, the priority, validity, extent, perfection or the enforceability of any Lien held by the Collateral Agent in all or any part of the Collateral for the benefit of any Secured Party or the relative payment priority set forth above in Section 3.

      When all Credit Agreement Obligations have been indefeasibly paid in full and the Credit Documents are no longer in effect, the Convertible Note Agent and each of the Convertible Note Holders shall have the exclusive right to enforce the provisions of the Convertible Note Documents and exercise remedies thereunder. Collateral Agent agrees that upon termination of the security interest in such Collateral of the Collateral Agent and the Lenders in accordance with the terms and provisions of the Credit Agreement and the Collateral Documents, Collateral Agent shall deliver any and all possessory Collateral to Convertible Note Agent on behalf of the Convertible Note Holders.

    Set-Off and Certain Other Payments; Purchase of Collateral by Reduction of Indebtedness. So long as any of the Credit Agreement Obligations remain outstanding, in the event any Secured Party (i) sets off against any Secured Obligations any deposit accounts maintained by an Obligor with such Secured Party or any other claims that Obligor may have against such Secured Party, or (ii) receives any amounts, constituting Collateral Payments, which are deemed to be payments or satisfactions of all or part of the Secured Obligations (other than a payment covered by Section 3 hereof, any STT Collateral Payment or any Offshore Guaranty), such Secured Party shall promptly pay to the Collateral Agent an amount equal to such set-off or amount received to be applied in the manner set forth in Section 3 hereof.

      So long as any of the Credit Agreement Obligations remain outstanding, in the event that any Secured Party purchases any Collateral in foreclosure or other disposition in liquidation thereof and makes payment therefor by reduction of the Secured Obligations owed to such Secured Party, such Secured Party, shall promptly pay to the Collateral Agent an amount equal to such reduction to be applied in the manner set forth in Section 3 hereof.

    Enforcement of Credit Agreement Obligations. Unless and until the Collateral Agent and each Lender, Lender Counterparty and Indemnitee shall have received indefeasible payment in full in cash or cash equivalents of all Credit Agreement Obligations, Convertible Note Agent shall not ask, demand or sue for any right or remedy in respect of all or any part of the Collateral and Convertible Note Agent agrees not to take or receive from any Obligor, directly or indirectly, in cash or other Property or by set-off or in any other manner, whether pursuant to any judicial, enforcement, collection, execution, levy or foreclosure proceeding or otherwise, any part of the Collateral. Without limiting the generality of the foregoing, unless and until the Collateral Agent and each Lender, Lender Counterparty and Indemnitee shall have received indefeasible payment in full in cash or cash equivalents of all Credit Agreement Obligations: (i) the sole right of the Convertible Note Agent with respect to the Collateral shall be to hold a Lien thereon to the extent granted pursuant to the Convertible Note Collateral Documents and to receive proceeds thereof remaining after such payment and termination of the Credit Agreement Obligations; and (ii) without the prior written consent of the Collateral Agent, Convertible Note Agent shall not exercise any right Convertible Note Agent may have under the Security Documents, the Credit Agreement, the Convertible Note Documents or under the UCC or other applicable law in respect of the Collateral, including without limitation the right to deliver any notice to account debtors informing them of Convertible Note Agent's interest in any accounts of any Obligor or directing such account debtors to make payments in any particular manner of amounts due in respect of any such account.

      Convertible Note Agent agrees that, unless and until the Collateral Agent and each Lender, Lender Counterparty and Indemnitee shall have received indefeasible payment in full in cash or cash equivalents of all Credit Agreement Obligations, Convertible Note Agent will not commence, or join with any creditor other than the Collateral Agent, the Administrative Agent and/or the Lenders, Lender Counterparties and Indemnitees in commencing, any judicial, enforcement, collection, execution, levy or foreclosure proceeding with respect to any Lien held by it in, or otherwise with respect to, all or any part of the Collateral.

      The provisions of this Section 7 are intended to limit the enforcement of Convertible Note Agent's rights and remedies with respect to the Collateral and any Lien thereon for so long and to the extent set forth in Sections 7(a) and 7(b) hereof. Nothing in this Section 7 is intended or shall be deemed or construed to prohibit the Convertible Note Agent or the Convertible Note Holders from making any demand for payment or any declaration of acceleration with respect to the Securities Purchase Agreement Obligations or commencing any judicial, enforcement, collection, execution, foreclosure, levy or other action to (i) enforce its Lien on the STT Collateral (including the sale or disposition of the STT Collateral), (ii) collect the Securities Purchase Agreement Obligations under the Convertible Note Documents, or (iii) make demand on exercise and collect under any Offshore Guaranty or Option Agreement. Additionally, nothing in the Section 7 or otherwise in this Agreement is intended to limit, restrict or impair the right of any Convertible Note Holder to receive and retain any capital stock of any Person upon the exercise of any warrant, option, or conversion right held by it or to receive and retain any "PIK Note" in payment of any interest due on the Convertible Notes (as such term is defined in the Securities Purchase Agreement).

    Bankruptcy. In the event of any Proceeding involving any Obligor, or any sale, transfer or other disposition of all or substantially all of the Collateral:

      Convertible Note Agent or any of the Convertible Note Holders shall have received any payment from or distribution of Collateral (including Collateral provided by such Obligor subsequent to the date of such Proceeding) in respect of the Securities Purchase Agreement Obligations, whether in cash, Property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower or any other Guarantor being subordinated in the payment of the Securities Purchase Agreement Obligations, but excluding any capital stock of Holdings) before all Credit Agreement Obligations, whether or not due, are paid in full or provision therefor is made and agreed to in writing by the holders of the Credit Agreement Obligations, then in such event, such payment or distribution shall be received and held in trust for the benefit of and shall be paid over to the Collateral Agent, which shall pay such payment or distribution over to the holders of Credit Agreement Obligations (pro rata, on the basis of the respective unpaid amounts of such Credit Agreement Obligations held by them) remaining unpaid, to the extent necessary to pay all such Credit Agreement Obligations in full in cash or cash equivalents including after giving effect to any substantially concurrent payment or distribution to or for the holders of such Credit Agreement Obligations, if made in cash for application to (and if made other than in cash to be held as collateral security for) the payment in full of the Credit Agreement Obligations.

      Convertible Note Agent shall execute and deliver to the Collateral Agent all such instruments and other documentation necessary to confirm the above authorizations and all such proofs of claim, assignments of claim and other instruments and documentation, and shall take all such other actions as may be reasonably requested by the Collateral Agent to enforce such claims and carry out the intent of this Section 8.

    When Proceeds Must Be Paid Over. So long as any of the Credit Agreement Obligations remain outstanding, in the event any proceeds of Collateral are received by the Convertible Note Agent or the Convertible Note Holders for application to the Securities Purchase Agreement Obligations other than as expressly permitted by the terms of this Agreement, such proceeds shall be received by such Person in trust for the benefit of the Collateral Agent and the Lenders and such Person shall promptly turn over such proceeds to the Collateral Agent (in the same form as received, with any necessary endorsement), for application (in the case of cash) to the payment of expenses of the Collateral Agent and the Lenders, then to, or as Collateral (in the case of non-cash Property or securities) for, the payment or prepayment of the Credit Agreement Obligations remaining unpaid to the extent necessary to pay such Credit Agreement Obligations in full in accordance with its terms. In the event the Convertible Note Agent or the Convertible Note Holders fail to provide any endorsement, as contemplated by the immediately preceding sentence, the Collateral Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable). Upon indefeasible payment in full in cash or cash equivalents of all Credit Agreement Obligations, any remaining proceeds of Collateral shall be delivered to the Convertible Note Agent and applied to the Securities Purchase Agreement Obligations, except as otherwise required pursuant to applicable law.

    Subrogation. Convertible Note Agent and the Convertible Note Holders hereby waive all rights of subrogation to the claims of the Collateral Agent against any Obligor, and waive all rights of recourse to any Collateral, until such time as all Credit Agreement Obligations shall have been indefeasibly paid in full in cash or cash equivalents; provided, that if any payment to the Collateral Agent is rescinded as a result of a Proceeding or otherwise, the subrogation of Convertible Note Agent and the Convertible Note Holders as provided herein shall likewise be rescinded until all of the Credit Agreement Obligations are indefeasibly paid in full in cash or cash equivalents. At such time that all Credit Agreement Obligations shall have been indefeasibly paid in full in cash or cash equivalents, the Convertible Note Agent and the Convertible Note Holders shall be subrogated to the rights of the Collateral Agent and the Lenders to receive payments or distributions applicable to the Credit Agreement Obligations until the Securities Purchase Agreement Obligations shall be paid in full.

    Waivers and Consents of Convertible Note Agent; Other Agreements. The Securities Purchase Agreement Obligations shall be deemed to have been issued in reliance upon this Agreement and, subject to Sections 11(b), 11(c) and 11(d) hereof, Convertible Note Agent and the Convertible Note Holders expressly waive (i) notice of acceptance by the Collateral Agent of this Agreement, (ii) notice of the existence or creation or non-payment of all or any part of the Credit Agreement Obligations, (iii) all diligence in collection or protection of or realization upon all or any part of the Credit Agreement Obligations or any security therefor and any requirement that the Collateral Agent protect, secure, perfect or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any such Property and (iv) promptness, diligence, notice of acceptance and any other notice with respect to any of the Credit Agreement Obligations.

      Convertible Note Agent and each of the Convertible Note Holders agrees and consents that the Collateral Agent and the Lenders may each, at any time and from time to time, in their sole discretion, without the consent of or notice to Convertible Note Agent and the Convertible Note Holders (except to the extent such notice or consent is specifically and expressly required pursuant to the provisions of this Agreement, the Credit Agreement or any other applicable Credit Document), without incurring responsibility to Convertible Note Agent and the Convertible Note Holders, and without impairing or releasing the relative priorities provided for herein or the obligations of Convertible Note Agent to the Collateral Agent hereunder) amend, restate, supplement or otherwise modify the Credit Agreement or any of the other Credit Documents in any way whatsoever, including, without limitation, the following: (i) extend or shorten the final maturity of all or any part of the Credit Agreement Obligations, (ii) modify the amortization of the principal amount of all or any part of the Credit Agreement Obligations, (iii) provide for additional unsecured Indebtedness, so long as such unsecured Indebtedness complies with the conditions set forth in the Credit Agreement, (iv) raise the standard or default per annum interest rates applicable to all or any part of the Credit Agreement Obligations, (v) impose any additional fees or penalties upon any Obligor or increase the amount of or rate for any fees or penalties provided for with respect to the Credit Agreement Obligations, (vi) retain or obtain a Lien on any Property, other than the STT Collateral, to secure any of the Secured Obligations, (vii) enter into new Credit Documents with any Obligor or any of its direct or indirect subsidiaries with respect to the Credit Agreement Obligations, (viii) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Credit Agreement Obligations, (ix) otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Credit Agreement Obligations or any of the Credit Documents with respect to the Credit Agreement Obligations, (x) retain or obtain the primary or secondary obligation of any other Person, other than the guarantors under the Offshore Guarantees, with respect to any of the Credit Agreement Obligations, (xi) release any Person liable in any manner under or in respect of the Credit Agreement Obligations or release or compromise any obligation of any nature of any Person with respect to any of the Credit Agreement Obligations, (xii) sell, exchange, perfect or otherwise deal with any Property at any time pledged, assigned or mortgaged to secure or otherwise securing, all or any part of the Credit Agreement Obligations, (xiii) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any Property securing any Secured Obligations in connection with a permitted disposition of Collateral pursuant to the Credit Documents, or release, compromise, alter or exchange any obligations of any nature of any Person with respect to any such Property to the extent it relates to the Secured Obligations, (xiv) amend, or grant any waiver or release with respect to, or consent to any departure from, any guaranty for all or any of the Credit Agreement Obligations, (xv) exercise or refrain from exercising any rights against and release from obligations of any type relating to the Credit Agreement Obligations, any Obligor or any other Person, and (xvi) otherwise manage and supervise the Credit Agreement Obligations in accordance with such Person*s usual practices, modified from time to time as such Person deems appropriate under the circumstances.

      In the event the Collateral Agent releases or agrees to release any of its Liens on all or any part of the Collateral (i) in connection with the sale thereof, so long as the Borrower represents to the Collateral Agent that the proceeds of such sale are permitted by and shall be applied as provided for in the Credit Agreement or (ii) pursuant to any Lender Enforcement Action, the Collateral Agent agrees to notify the Convertible Note Agent in writing thereof with such notice stating the portion of the Collateral to be released and further stating that such Collateral will be sold free and clear of the Liens of the Collateral Agent and the Convertible Note Agent ("Senior Release Notice"). The Convertible Note Agent acknowledges, confirms and agrees that upon the Collateral Agent giving such a Senior Release Notice to the Convertible Note Agent in accordance with Section 14 below, the Convertible Note Agent on behalf of the Convertible Note Holders shall be deemed to consent to such sale or other disposition under the Credit Documents and the Lien of the Convertible Note Agent on such Collateral shall be deemed to be, and shall be, automatically released and terminated contemporaneously with the release by the Collateral Agent of its Lien thereon and the Convertible Note Agent shall be deemed to have authorized the filing of any record or financing statement amendments that are necessary to release or terminate its Lien on such Collateral; provided that nothing in this Section shall limit the right of the Convertible Note Agent to receive excess proceeds of Collateral after the repayment of the Credit Agreement Obligations in full in cash or cash equivalents, after which any such excess proceeds shall be applied to payment of the Securities Purchase Agreement Obligations until paid in full. The Convertible Note Agent agrees that no further act or documentation shall be necessary to evidence the release and termination by the Convertible Note Agent of such Lien and the delivery of the Senior Release Notice to the Convertible Note Agent and the release by the Collateral Agent of its Lien on the Collateral shall be prima facie evidence of the Convertible Note Agent*s release and termination of its Lien upon such Collateral. In the event that the Collateral Agent requests the Convertible Note Agent to execute and deliver any formal release or termination of its Lien upon such Collateral, the Convertible Note Agent agrees to execute the same forthwith. In furtherance of the foregoing, the Convertible Note Agent hereby appoints the Collateral Agent as its attorney-in-fact, with full authority in the place and stead of the Convertible Note Agent and full power of substitution and in the name of the Convertible Note Agent or otherwise, to execute and deliver any document or instrument which the Convertible Note Agent is required to deliver pursuant to this Section 11(c), such appointment being coupled with an interest and irrevocable.

      Each of the Convertible Note Agent and the Collateral Agent hereby agrees to use its reasonable best efforts to give written notice to the other of any declaration of acceleration, event of default declared in writing by it or, in the case of Collateral Agent, commencement of any Lender Enforcement Action under the Credit Documents; provided, that failure to give any such notice shall not result in liability to the Convertible Note Agent or the Collateral Agent, as the case may be, or modify in any way the terms and provisions of this Agreement and the obligations of the respective parties hereunder. No party hereto shall have any obligation to cure any such default and any payment made or act done by any such party to cure any such default shall not constitute an assumption of the Credit Documents, the Convertible Note Documents, the Security Documents or of any of the obligations thereunder.

      Notwithstanding anything to the contrary contained herein, in the event that the Collateral Agent releases its Liens on the Collateral as a result of the prior or concurrent indefeasible payment in full in cash or cash equivalents of the Credit Agreement Obligations, the Convertible Note Agent shall not be obligated to release its Liens (nor be deemed to release its Liens as contemplated in Section 11(c)) on any Collateral remaining after giving effect to such payment and termination (and any sale, transfer or other disposition of Collateral occurring in connection therewith).

    Marshaling. The Convertible Note Agent and the Convertible Note Holders hereby waive, to the fullest extent permitted by applicable law, any rights they may have under applicable law to assert the doctrine of marshaling or otherwise to require the Collateral Agent or any Lender to marshal any Collateral of any Obligor for the benefit of the Convertible Note Agent or the Convertible Note Holders.

    Limited Purpose of Agreement. Except as set forth herein, this Agreement shall have no effect upon the rights of any Secured Party as against any Obligor. The Obligors shall not be entitled for any purpose or under any circumstances to rely upon the failure of the Secured Parties to comply with the terms hereof. Nothing herein contained shall be deemed to authorize any Obligor to take any action not permitted under the Credit Documents, the Convertible Note Documents or the Security Documents or to change the obligations of any Obligor under any of such documents.

    Notices. Any notice hereunder shall be in writing and transmitted by (i) hand delivery, (ii) telecopier or electronic mail (with duplicate notice sent by overnight express service), or (iii) sent by Express Mail, Federal Express or similar overnight air express service. Notice shall be deemed to have been given on the date so transmitted or sent. Any notice shall be addressed to the applicable party at its address shown below its signature hereto, or at such other address as it may, by written notice received by the other parties, designate as its address for such purpose.

    Prohibition on Amendments to Documents, Additional Indebtedness, and Additional Collateral. The Convertible Note Agent agrees, on its own behalf and on behalf of any Secured Party for which it acts hereunder, that, except with the prior written consent of the other parties hereto (such consent not to be unreasonably withheld), the Convertible Note Holders will not amend, modify, replace, or renew any of the Convertible Note Documents to which it is a party, or any provisions thereof, or waive compliance with any of the provisions of any such Convertible Note Documents (unless such waiver is made in accordance with a corresponding waiver under the Credit Agreement) if the effect of the amendment or waiver is to impose obligations on an Obligor that are materially more onerous or otherwise materially more burdensome to such Obligor than its obligations under the Convertible Note Documents on the date hereof.

      Each party hereto agrees, on its own behalf and on behalf of any Secured Party for which it acts hereunder, that, except with the prior written consent of the Agents, no Secured Party will accept a security interest in any property other than as provided in and contemplated by the Security Documents as in effect on the date hereof other than, with respect to the Convertible Note Agent and the Convertible Note Agent and the Convertible Note Holders, any STT Collateral or any Offshore Guaranty.

    Further Assurance of Convertible Note Agent. In the event the Securities Purchase Agreement Obligations are terminated, then Convertible Note Agent shall execute and deliver to the Collateral Agent all such documentation necessary and shall take all such actions, reasonably requested by Collateral Agent (including, without limitation a release letter) in order to acknowledge the termination of all Secured Obligations in connection with Securities Purchase Agreement Obligations.

    General Release. In consideration of the Administrative Agents' and Collateral Agents' execution of this Agreement, Convertible Note Agent, on behalf of itself and each Convertible Note Holder, unconditionally and irrevocably acquits and fully and forever releases and discharges the Administrative Agent, the Collateral Agent and each Lender and all affiliates, partners, subsidiaries, officers, employees, agents, attorneys, principals, directors, trustees and advisors and shareholders of such Persons, and their respective heirs, legal representatives, successors and assigns (collectively, the "Lender Releasees") from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which such Credit Party ever had or now has against any of the Lender Releasees and which may have arisen at any time prior to the date hereof and which were in any manner related to this Intercreditor Agreement or any other Security Document or related documents, instruments or agreements or the enforcement or attempted or threatened enforcement by any of the Lender Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the "Lender Released Claims"). Convertible Note Agent covenants and agrees that it will not, and will cause the other Convertible Note Holders not to, commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Lender Releasees any action or other proceeding based upon any of the Lender Released Claims. Notwithstanding the foregoing, in no event shall the foregoing be interpreted, construed or otherwise deemed as an admission or suggestion by the Administrative Agent, Collateral Agent and Lenders of any wrong doing or liability owed to Convertible Note Agent, Convertible Note Holders or any other Person.

    Indemnity; Exculpatory Provisions. The Convertible Note Agent agrees on behalf of itself and each of the Convertible Note Holders to pay, indemnify, and hold the Collateral Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or expenses (including without limitation or duplication, the reasonable and documented fees and disbursements of counsel) incurred by the Collateral Agent with respect to the enforcement, performance and administration of any duties owed by the Collateral Agent to or for the benefit of the Convertible Note Holders under Section 5 of this Agreement, unless arising from the gross negligence or willful misconduct of the Collateral Agent or any Lender.

      The Collateral Agent shall not be responsible in any manner whatsoever for any recitals, statements, representations or warranties made in the Security Documents, all of which are made solely by the Credit Parties or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Collateral Agent to any Secured Party or by or on behalf of any Credit Party to any Secured Party in connection with the Security Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Secured Obligations, nor shall the Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Security Documents or as to the existence or possible existence of any Event of Default or to make any disclosures with respect to the foregoing. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Credit Parties thereto or as to the security afforded by this Agreement or the Security Documents, or as to the genuineness, validity, execution (except its own execution), effectiveness, enforceability, legality, collectability or sufficiency of this Agreement, the Security Documents or the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of liens upon the Collateral or otherwise as to the maintenance of the Collateral, except that if the Collateral Agent takes possession of any Collateral, the Collateral Agent shall use reasonable care in the preservation of the Collateral in its possession.

      The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Credit Parties of any of the covenants or agreements contained in the Security Documents and the Collateral Agent shall be under no obligation or duty to take any action under this Agreement if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Agent receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case that results from the taking of such action under this Agreement or the Security Documents or (ii) would subject the Collateral Agent to in personam jurisdiction in any location where it is not then so subject.

      Notwithstanding any other provision of this Agreement, the Collateral Agent shall not be personally liable for any action taken or omitted to be taken by it in connection with this Agreement or the Security Documents except for its own gross negligence or willful misconduct.

      The Collateral Agent shall have the same rights with respect to any Secured Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Agent hereunder, and may accept deposits from, lend money to and generally engage in any kind of banking or trust business with the Credit Parties as if it were not the Collateral Agent.

      Subject to the provisions of this Agreement and the Security Documents concerning the Collateral Agent's duty of care with respect to Collateral in the Collateral Agent's possession, the Collateral Agent shall not be personally liable for any acts, omissions, errors of judgment or mistakes of fact or law made, taken or omitted to be made or taken by it in connection with this Agreement or any Security Documents (including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral including failure to take or to record or otherwise perfect for any reason or for no reason any lien or security interest, exercise or delay in or refrain from exercising any right or remedy against any Credit Party or any security or any Person) except for those arising out of or in connection with the Collateral Agent's gross negligence or willful misconduct. Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for any Credit Party), accountants, experts and other professional advisors selected by it; and (ii) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or (where so instructed) refraining from acting hereunder or any of the other Security Documents in accordance with the instructions of the Requisite Lenders.

    Termination. This Agreement shall terminate upon the earlier to occur of (i) the indefeasible payment in full of all of the Secured Obligations or (ii) the disposition of all the Collateral and the exhaustion of remedies against the Obligors, with application of the proceeds thereof to payment of the Secured Obligations in accordance with the terms of this Agreement.

    No Release. Notwithstanding any of the foregoing to the contrary, nothing in this Agreement shall be construed to be a release by the Secured Parties of any of their rights and interests in the Collateral.

    Amendment. This Agreement, or any provision hereof, may be amended at any time by written agreement executed by the parties hereto.

    Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument.

    Captions. Captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

    Governing Law. This Agreement shall be a contract made under and governed by the internal laws of the State of New York.

    SUBMISSION TO JURISDICTION; SERVICE OF PROCESS; ATTORNEY'S FEES. THE COLLATERAL AGENT, THE CONVERTIBLE NOTE AGENT AND EACH SECURED PARTY MAY ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN THE CITY OF NEW YORK, NEW YORK. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM, EACH OF THE SECURED PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS. THE COLLATERAL AGENT, THE CONVERTIBLE NOTE AGENT AND EACH SECURED PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT SUCH PERSON'S ADDRESS SET FORTH IN THE SIGNATURE PAGES HEREOF AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PERSON IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH PERSON. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHTS OF THE COLLATERAL AGENT, THE CONVERTIBLE NOTE AGENT OR ANY SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR PRECLUDE THE COLLATERAL AGENT, THE CONVERTIBLE NOTE AGENT OR ANY SECURED PARTY FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT HEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. EACH OF THE COLLATERAL AGENT, THE CONVERTIBLE NOTE AGENT AND THE SECURED PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PERSON NOW OR HEREAFTER MAY HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PREVAILING PARTY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT SHALL BE ENTITLED TO RECOVER ITS COSTS AND EXPENSES (INCLUDING ATTORNEYS* FEES) INCURRED IN CONNECTION WITH SUCH ACTION OR PROCEEDING.

    JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER OR UNDER ANY AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED OR WHICH MAY HEREAFTER BE DELIVERED IN CONNECTION HEREWITH, OR ARISING FROM ANY RELATIONSHIP ARISING HEREUNDER, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each Secured Party and their respective successors and assigns including without limitation any transferee of any of the Secured Obligations. Each Secured Party agrees that if it transfers its Secured Obligations, or any part thereof, it will prior to the closing of such transfer provide the transferee with a copy of this Agreement and promptly after such closing shall notify each Agent in writing of such transfer. Each Agent shall be entitled to assume conclusively that no such transfer has been made, unless and until such written notice is received. Each transferee of any Secured Obligations, or any part thereof, shall take such Secured Obligations or part thereof subject to the provisions of this Agreement and to any notice given or other action taken hereunder prior to the receipt by the other Agent of written notice of such transfer.

    Acknowledgment by the Agents. Each of the Administrative Agent, the Collateral Agent and the Convertible Note Agent acknowledges that it is entering into this Agreement for itself and on behalf of each of the Secured Parties.

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

ADMINISTRATIVE AGENT

And COLLATERAL AGENT: CITICORP USA, INC.

By: __________________________

Name

Title

Notice:

CONVERTIBLE NOTE AGENT:

iSTT Investments Pte Ltd

By: ____________________________________

Name

Title

Notice: